                                                            EXHIBIT 23.1.2

                      INDEPENDENT AUDITORS' CONSENTS

  We consent to the use in Amendment No. 1 to Registration Statement No. 333-64241 of Sprint Corporation on Form S-3 of our report dated May 26, 1998 (August 6, 1998 as to Note 4), on the combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, MinorCo, L.P. and subsidiaries, PhillieCo Partners I, L.P. and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), appearing in this Registration Statement and in Form 8-K dated November 2, 1998, and Registration Statement No. 333-65173 which are incorporated by reference in this Registration Statement, and of our report dated May 26, 1998 (August 6, 1998 as to Note 4) relating to the combined financial statement schedule appearing elsewhere in this Registration Statement and Registration Statement No. 333-65173 which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

  We consent to the use in Amendment No. 1 to Registration Statement No. 333-64241 of Sprint Corporation on Form S-3 of our report dated February 3, 1998, on Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1997, Form 8-K dated November 2, 1998 and Registration Statement No. 333-65173 which are incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

  We consent to the use in Amendment No. 1 to Registration Statement No. 333-64241 of Sprint Corporation on Form S-3 of our reports dated February 3, 1998, on Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation (which express unqualified opinions and include explanatory paragraphs referring to the emergence from the development stage) appearing in Registration Statement No. 333-65173 which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Kansas City, Missouri

January 22, 1999